EXHIBIT 10.16

IHOP CORP

Executive Incentive Plan

2001

Effective Date

The Executive Incentive Plan is effective January 1, 2001 and supersedes all previously implemented plans.

Modification of the Plan

IHOP Corp. and its subsidiaries reserve the right to modify, terminate, or make exceptions to the Executive Incentive Plan (“Plan”) at any time without prior notice.  The Plan will be reviewed on an annual basis allowing for updates or revisions to be considered.  The Plan and this Plan Document do not constitute or imply an employment contract, and participants accrue no interest, right, or any benefit in the Plan, except as specifically set forth in this document.

Eligibility

The Plan includes the President, Vice Presidents, and all director level reports to the Vice Presidents or President, including legal counsels of IHOP Corp. and its subsidiaries; except those otherwise covered by another plan. Any director level employee not qualifying under the previous conditions may become eligible with the written approval of the President.  Participants must be actively employed with IHOP Corp. and its subsidiaries through the end of the applicable year of the incentive plan.  The Company’s Plan Year is based on IHOP’s fiscal year.  The last day worked is the last day that an employee is considered active.  In the case of termination, vacation or other payments can not be used to extend the last day worked.

NOTE:  All information determining an employee’s position and location will be retrieved from the HRIS system.  Therefore, it is imperative that information regarding changes in employee status, position, and location is received by the Personnel Records Department in a timely manner.

New Hires/Re-Hires

New hires and rehires will have a prorated incentive based on the number of whole months worked in a fiscal year. Incentive eligibility begins with the first complete calendar month worked in an eligible position.  If the participant begins work on the first calendar or workday of the month, credited will be for a full month worked.

Promotions / Demotions/Position Change

Any employee moved from a non-eligible position to an eligible position during the fiscal year will have an incentive based on the number of whole months worked in the fiscal year.  If the participant is promoted on the first calendar or workday of the month, credit will be for a full month worked. The effective date of the promotion will be used to determine the number of whole months worked.  Eligibility begins with the first full month in the eligible position.

When an employee is moved from one eligible position to another, the incentive will be based on the prior position until the first whole month in the new position begins.  Once the first full month in the new position begins the incentive will then be based on that new position.

When an employee is moved from an eligible position to a non-eligible position the incentive will be based on the prior eligible position until the first whole month in the new position begins.  Once the first full month in the new position begins the participant is no longer eligible for this Plan.

Short-Term or Long-Term Disability, Workers’ Compensation, and other Leaves of Absence

Any participant on leave of absence or otherwise not actively working during the fiscal year will have an incentive prorated excluding the period on leave.  The date the leave is effective and the date ending leave will be used to calculate the number of whole months worked in the fiscal year.  This incentive will only be paid upon the employee’s return to active duty.

Termination Due to Death or Retirement

Any incentive earned will be prorated for the fiscal year based upon actual number of whole months worked and paid simultaneously with the normal distribution of incentives.

Plan Description

The Executive Incentive Plan is an annual incentive based on the profitability growth of IHOP Corp. and the achievement of specific individual business objectives of the participants.

Determining Incentive

The incentive award is a percentage of base salary which is dependent on the position of the participant (see “Bonus Allocation Table”).  The Target Payout % multiplied by the participants base salary on the last day of the fiscal year is the Target Incentive in dollars.  Any eligible participant that is not an Officer will have an incentive based on the Directors Target Payout as a percentage of Base Salary.  The incentive weighting for the CEO, Executive Vice President, and Vice Presidents is solely based on Company Performance.  The incentive weighting for Directors is 40% Individual Business Objectives and 60% Company Performance.  The incentive weighting for Division Vice Presidents is 50% Company Performance, and 50% Division Performance.

BONUS ALLOCATION TABLE
	CEO	EXECUTIVE VICE PRESIDENT	VICE PRESIDENTS	DIRECTORS
TARGET PAYOUT AS A% OF BASE SALARY	60%	50%	35%	20%

Incentive Payout Calculation

The incentive payout is based solely on performance, therefore no limiting factors will be used in calculating the incentive. The Level of Performance is always based on the last whole percentage actually achieved.

Examples of incentive calculations in various scenarios are attached to the Plan Document.

Company Performance

The Company Performance is based on a comparison of the actual profit before taxes, bonus, and extraordinary items to the budgeted figure for the Plan Year.   To determine the Profit Achievement for the organization, divide the actual profit before taxes, bonus, and extra ordinary items by the budgeted profit before taxes, bonus, and extraordinary items.  Refer to the “Company/Division Payout Table” to determine the bonus achieved for the Company portion of the incentive.  The bonus achieved is multiplied by the percentage weighting for the respective position (see “Determining Incentive” above) and then multiplied by the individual’s base salary to determine the company portion of the payout.

Company/Division Payout Table

Actual Profit Achieved	% of Bonus Achieved
Less than 95.0%	0%
95.0 — 95.9%	50.0%
96.0 — 96.9%	60.0%
97.0 — 97.9%	70.0%
98.0 — 98.9%	80.0%
99.0 — 99.9%	90.0%
100.0 —100.9%	100.0%
101.0 —101.9%	105.0%
102.0 —102.9%	110.0%
103.0 —103.9%	115.0%
104.0 —104.9%	120.0%
105.0 —105.9%	125.0%
106.0 —106.9%	130.0%
107.0 —107.9%	135.0%
108.0 —108.9%	140.0%

Individual Business Objectives

Annually, each Director who participates in the plan sets individual business objectives in conjunction with his or her immediate supervisor in December of each year.  During this process challenging, measurable objectives that significantly impact the Company business objectives are to be mutually determined.  After the fiscal year, a percentage of Achievement is then established by the immediate supervisor and approved by the CEO.  This percentage of Achievement is multiplied by the percentage weighting for the respective position (see “Determining Incentive”) and then multiplied by the individual’s base salary to determine the individual portion of the payout.

In addition to the calculated individual portion of the incentive, an award may be granted at the discretion of the President to individuals exceeding expected levels of performance.

Payment Distribution

Incentive payouts will be distributed within 90 days following the close of the fiscal year for which the incentive was earned.  Payouts will be paid in a separate check from the regular payroll check, and are subject to normal withholding deductions.

Plan Administration

The Executive Incentive Plan is administered by the IHOP Human Resources Department.  This Plan Document and its provisions regulate all plan guidelines and participant eligibility.  Any exception must be submitted in writing to the Human Resources Department and must be approved by the President.

INCENTIVE CALCULATION SCENARIOS

Example #1: Low Individual Achiever & Low Company

Assume a Director has a Base Salary of $100,000.

Individual Component

The Individual Performance (IBOs) was reviewed and found 1 out of 4 goals were achieved.  The Individual Component is thus 25%.

Company Component

Profit Before Taxes, Bonus, and Extraordinary Items for the year is 98% of the Target Amount. Therefore, the Bonus Achieved is 80% for the Company Component (see “Company/Division Payout Table” on page 4 of the Plan).

Step # 1  — Target  Payout

Base Salary	*	Target Payout %	=	Target Payout

$100,000	*	(20%)	=	$20,000

Step # 2 - Individual Payout

Individual	*	Weighted as 40%	=	Individual Payout
Component		of Target Payout

25%	*	(40% * $20,000)	=	$2,000

Step # 3 - Company Payout

Company	*	Weighted as 60%	=	Company Target
Component		of Target Payout

80%	*	(60% * $20,000)	=	$9,600

Step # 4 - Incentive Payout

Individual	+	Company Payout	=	Incentive Payout
Payout

$2,000	+	$9,600	=	$11,600

Example #2: High Individual Achiever & High Company

Assume a Director has a Base Salary of $100,000.

Individual Component

The Individual Performance (IBOs) was reviewed and found 3 out of 3 goals were achieved.  The Individual Component is thus 100%.

Company Component

Profit Before Taxes, Bonus, and Extraordinary Items for the year is 104% of the Target Amount. Therefore, the Bonus Achieved is 120% for the Company Component (see “Company/Division Payout Table” on page 4 of the Plan).

Step # 1  — Target  Payout

Base Salary	*	Target Payout %	=	Target Payout

$100,000	*	(20%)	=	$20,000

Step # 2 - Individual Payout

Individual	*	Weighted as 40%	=	Individual Payout
Component		of Target Payout

100%	*	(40% * $20,000)	=	$8,000

Step # 3 - Company Payout

Company	*	Weighted as 60%	=	Company Target
Component		of Target Payout

120%	*	(60% * $20,000)	=	$14,400

Step # 4 - Incentive Payout

Individual	+	Company Payout	=	Incentive Payout
Payout

$8,000	+	$14,400	=	$22,400